Exhibit 99.1

News	FOR IMMEDIATE RELEASE

Heidrick & Struggles Names New Independent Director to Its Board

CHICAGO, (September 25, 2007) — Heidrick & Struggles International, Inc.(NASDAQ: HSII), the world’s premier executive search and leadership consulting firm, today announced it has named Gary E. Knell to its Board of Directors.

Knell, 53, is President and Chief Executive Officer of Sesame Workshop, the nonprofit educational organization behind Sesame Street and other programs.

Previously, he was Managing Director of Manager Media International, a print and multimedia publishing company based in Bangkok, Hong Kong and Singapore. He also has served as Senior Vice President and General Counsel at WNET/Channel 13 in New York, was Counsel to the U.S. Senate Judiciary and Governmental Affairs Committees, and worked in the California State Legislature and Governor’s Office.

“Gary is a highly energetic, focused and proven media executive with solid international experience,” said Kevin Kelly, President and CEO of Heidrick & Struggles. “His background, skill set and personality make him an excellent addition to our Board.”

Added Richard Beattie, Chairman of the Heidrick & Struggles Board: “Gary is a remarkable executive whose broad international exposure and nonprofit experience will serve Heidrick & Struggles quite well.”

Knell is a member of the Council on Foreign Relations, serves on the Board of Governors of the National Geographic Education Foundation and is a board member of AARP Services, Inc.; Save the Children; Business for Diplomatic Action; and American Public Television. He is also an advisor to WFUV, public radio at Fordham University, the Annenberg School of Communications at USC, and Common Sense Media.

He holds a bachelor’s degree in political science and journalism from the University of California at Los Angeles and a J.D. from Loyola University School of Law.

With the addition of Knell, the Heidrick & Struggles Board comprises eight independent directors and two inside directors.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc. is the world’s premier provider of senior-level executive search and leadership consulting services, including talent management, board building, executive on-boarding and M&A effectiveness. For more than 50 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles leadership experts operate from principal business centers in North America, Latin America, Europe and Asia Pacific. For more information about Heidrick & Struggles, please visit www.heidrick.com.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things: our ability to attract and retain qualified executive search consultants; the condition of the economies in the United States, Europe, or elsewhere; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; delays or difficulties in integrating the Highland Partners search operations; an inability to achieve the planned cost savings from our cost-reduction initiatives; an inability to sublease or assign unused office space; our ability to realize our tax loss carryforwards; the timing of any deferred tax asset valuation allowance reversals; the mix of profit and loss by country; an impairment of our goodwill and other intangible assets; and delays in the development and/or implementation of new technology and systems. Our reports filed with the U.S. Securities and Exchange Commission also include information on factors that may affect the outcome of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Investors & Analysts:

Julie Creed, VP, Investor Relations: +1 312 496 1774 or jcreed@heidrick.com

Media:

Eric Sodorff, Director, Corporate Communications: +1 312 496 1613 or esodorff@heidrick.com